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                                                                   EXHIBIT 23(c)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 25, 2002 accompanying the consolidated financial statements of Massachusetts Fincorp, Inc and Subsidiaries for the year ended December 31, 2001 incorporated by reference in the Registration Statement and Prospectus of Abington Bancorp, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP


Boston, Massachusetts
July 9, 2002